As filed with the Securities and Exchange Commission on February 12, 2016

Registration No. 333-209401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adamis Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-0429727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis J. Carlo, Ph.D.
Chief Executive Officer
11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey Pietsch, Esq.

Weintraub Tobin Chediak Coleman Grodin, Law Corporation

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

(916) 558-6000

(916) 446-1611 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock underlying Series A-1 Convertible Preferred Stock	1,183,432	$5,508,875.96 (2)	$554.75
Common Stock underlying Warrants	1,183,432	$5,508,875.96 (2)	$554.75
TOTAL:	2,366,864	$11,017,751.92 (2)	$1,109.50
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	With respect to the shares of common stock offered by the selling stockholders named herein, estimated at $4.655 per share, the average of the high and low prices as reported on the Nasdaq Capital Market on February 3, 2016, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of correcting Exhibit 23.2 to this Registration Statement on Form S-3 (File No. 333-209401) to include the conformed signature of Mayer Hoffman McCann P.C. This Amendment No. 1 does not modify any provisions of the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, those portions have been omitted from this filing.

Item 16. Exhibits.

a)	Exhibits.
Exhibit Number	Description of Document
3.1	Restated Certificate of Incorporation of Adamis Pharmaceuticals Corporation. (Incorporated by reference to exhibits filed with the Company’s registration statement on Form S-8, file no. 333-194635, filed on March 17, 2014.)
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on January 26, 2016.)
3.3	Bylaws of Adamis Pharmaceuticals Corporation (Incorporated by reference to exhibits filed with the Company’s registration statement on Form S-4/A, file no. 333-155322, filed on January 12, 2009.)
4.1	Form of Warrant dated January 25, 2016. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on January 26, 2016.)
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, Law Corporation. *
10.1	Purchase Agreement dated as of January 26, 2016. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on January 26, 2016.)
10.2	Registration Rights Agreement dated January 26, 2016. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on January 26, 2016.)
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin, Law Corporation (included in Exhibit 5.1). *
23.2	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature pages to the registration statement).

* Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-3 and has duly caused this Amendment No. 1 Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 12th day of February, 2016.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ DENNIS J. CARLO*
Dennis J. Carlo, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis J. Carlo, Ph.D., and Robert O. Hopkins, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

	Name	Title	Date
Principal Executive Officer:

	/s/ DENNIS J. CARLO*	Chief Executive Officer and Director	February 12, 2016
Dennis J. Carlo

Principal Financial Officer and Principal Accounting Officer:

	/s/ ROBERT O. HOPKINS	Vice President, Finance, Chief Financial Officer and Secretary	February 12, 2016
Robert O. Hopkins

Directors:

	/s/ DAVID J. MARGUGLIO*	Director	February 12, 2016
David J. Marguglio

	/s/ ROBERT B. ROTHERMEL*	Director	February 12, 2016
Robert B. Rothermel

	/s/ RICHARD C. WILLIAMS*	Director	February 12, 2016
Richard C. Williams

* By:	/s/ Robert O. Hopkins
Robert O. Hopkins
Attorney-in-fact

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